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                                                                EXHIBIT 10.12(b)


                        INCENTIVE STOCK OPTION AGREEMENT

               This Incentive Stock Option Agreement is made as of this ___ day of ________, ____ (which date is hereinafter referred to as the "Date of Grant") by and among SCHUFF STEEL COMPANY, an Arizona corporation (hereinafter referred to as the "Company"), and ___________________ (hereinafter referred to as "Employee"). If Employee is presently or subsequently becomes employed by a subsidiary of the Company, the term "Company" shall be deemed to refer collectively to Schuff Steel Company, and the subsidiary or subsidiaries which employ the Employee.

                                    RECITALS

        A. The Company has adopted the Schuff Steel Company 1997 Stock Option Plan, as amended (the "Plan"), as an incentive to attract and retain key employees, officers and directors whose services are considered unusually valuable by providing an opportunity to have a proprietary interest in the success of the Company; and

        B. The Company's Board of Directors (the "Board") believes that the granting of the Option herein described to Employee is consistent with the stated purposes for which the Plan was adopted;

        NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree as follows:

        1. Grant of Option. The Company hereby grants to the Employee the right and option (hereinafter referred to as the "Option") to purchase an aggregate of ___________________________ shares (such number being subject to adjustment as provided in Section 13 of the Plan) of the common stock of the Company (the "Stock") on the terms and conditions set forth herein and in the Plan. This Option may be exercised in whole or in part and from time to time as hereinafter provided.

        The Option granted under this Agreement is intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended.

        2. Vesting. All of the Options granted hereunder shall vest sixty (60) months after the Date of Grant, except that, in the event the Company consummates an IPO (as defined in the Plan) prior to the expiration of such sixty (60) month period, the Options shall vest as follows:

               (a) _______ shares shall vest twelve (12) months after the Date of Grant;

               (b) _______ shares shall vest twenty-four (24) months after the Date of Grant;
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               (c) _______ shares shall vest thirty-six (36) months after the
        Date of Grant;

               (d) _______ shares shall vest forty-eight (48) months after the Date of Grant; and

               (e) ________ shares shall vest sixty (60) months after the Date of Grant.


        3. Purchase Price. The price at which the Employee shall be entitled to purchase the Stock covered by the Option shall be $_________ per share (the Fair Market Value on the Date of Grant).

        4. Term of Option. The Option hereby granted shall be and remain in force and effect for a period of ten (10) years from the Date of Grant, through and including the normal close of business of the Company on ________ __, ____ (hereinafter referred to as the "Expiration Date") subject to earlier termination as provided herein or in the Plan.

        5. Exercise of Option. The Option may be exercised by Employee as to all or any part of the shares of the Stock then vested. The Option shall be exercised by Employee by delivery to the Company of written notice of exercise and payment of the purchase price as provided in Sections 7 and 8 hereof.

        6. Individual Dollar Limitation. The aggregate Fair Market Value (as defined in the Plan) of all shares of Stock with respect to which the Option is first exercisable by the Employee in any calendar year may not exceed $100,000. To the extent such limitation is for any reason exceeded, the amount in excess of $100,000 shall be deemed to not qualify as Incentive Stock Options.

        7. Method of Exercising Option. Subject to the terms and conditions of this option agreement, the Option may be exercised by timely delivery to the Company of written notice, which notice shall be effective on the date received by the Company (the "Effective Date"). The notice shall state Employee's election to exercise the Option, the number of shares in respect of which an election to exercise has been made, the method of payment elected (see Section 8 hereof), the exact name or names in which the shares of Stock will be registered and the Social Security number of Employee. Such notice shall be signed by the Employee and shall be accompanied by payment of the purchase price of such shares of Stock. In the event the Option shall be exercised by a person or persons other than Employee pursuant to the terms of this option agreement or the Plan, such notice shall be signed by such other person or persons and shall be accompanied by proof acceptable to the Company of the legal right of such person or persons to exercise the Option. All shares of Stock delivered by the Company upon exercise of the Option as provided herein shall be fully paid and nonassessable upon delivery.


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        8. Method of Payment for Options. Payment for shares purchased upon the exercise of the Option shall be made by the Employee in cash or such other method permitted by the Board or the Committee in its sole discretion, including
(i) tendering shares, (ii) authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a stock option and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise, or (iii) any combination of the above.

        9. Confidentiality and Nondisclosure Agreement.

               (a) Employee hereby acknowledges and agrees that in the course of Employee's employment with the Company, Employee has and will become acquainted with Company Confidential Information (as defined in subsection (b) of this Section 9), and that Company Confidential Information has been developed at great expense to the Company, is proprietary to the Company, and is and shall remain the exclusive property of the Company. Accordingly, for and in consideration for the Options granted hereunder, and other good and valuable consideration, Employee hereby agrees that (i) Employee will not, without the express written consent of the Company, during Employee's employment with the Company or at any time thereafter (or until such time as Company Confidential Information becomes generally known, or readily ascertainable by proper means, by persons unrelated to the Company), disclose to others, copy, make any use of, or remove from the Company's premises any Company Confidential Information, except as Employee's duties for the Company may specifically require; (ii) in the event of dispute or litigation, Employee shall have the burden of proof by clear and convincing evidence that the Company Confidential Information has become generally known, or readily ascertainable by proper means, by persons unrelated to the Company; and (iii) upon termination of employment, Employee shall promptly deliver to the Company the originals and all copies of any and all materials, documents, notes, manuals, or lists containing or embodying Company Confidential Information, or relating directly or indirectly to the Company's business, in the possession or control of the Employee. In the event Employee violates this Section 9, the Options granted to Employee hereunder shall lapse immediately upon and at the time of such violation, regardless of whether Company shall then have knowledge of such violation or whether Employee's employment shall have then been terminated.

               (b) For purposes of this Section 9, "Company Confidential Information" shall include, without limitation, the following information which is the confidential, proprietary information, and trade secrets of the Company: (i) customer lists, consultant lists, and customer information as compiled by the Company, including customer orders, product or service usage, product or service volumes, pricing, customer technology, sale and contract terms and conditions, contract expirations, and other compiled customer information; (ii) the Company's own internal practices and procedures; (iii) the Company's financial condition and financial results of operation to the extent not generally made available to the public; (iv) supply of materials information, including sources and costs; (v) information relating to designs, formulas, developmental or experimental work, know-how, products, processes, computer programs, source codes, data bases, designs,


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        schematics, inventions, creations, original works of authorship, or other subject matter related to the Company's business, research and development, strategic planning, manufacturing, engineering, fabrication or erection operations, purchasing, finance, marketing, promotion, distribution, licensing, and selling activities, whether now existing, or acquired, developed, or made available anytime in the future to the Company; (vi) all information which Employee has a reasonable basis to consider confidential or which is treated by the Company as confidential; and (vii) any and all information having independent economic value to the Company that is not generally known to, and not readily ascertainable by proper means by, persons who can obtain economic value from its disclosure or use. Employee acknowledges that such information is Company Confidential Information whether disclosed to or learned by Employee or originated by Employee during employment by the Company. In case of doubt, all information about the Company shall be presumed to be confidential.

               (c) Employee agrees that damages cannot compensate Company in the event of a violation of this Section 9 and that, if such violation should occur, injunctive relief shall be essential for the protection of Company and its successors and assigns. Accordingly, Employee hereby covenants and agrees that, in the event any of the provisions of this
        Section 9 shall be violated or breached, Company shall be entitled to obtain injunctive relief against the party or parties violating such covenants, without bond but upon due notice, in addition to such further or other relief as may be available at equity or law. Obtainment of such an injunction by Company shall not be considered an election of remedies or a waiver of any right to assert any other remedies which Company has at law or in equity. No waiver of any breach or violation hereof shall be implied from forbearance or failure by Company to take action thereof.

               (d) Employee hereby agrees that upon the commencement by Employee of employment with any third party during the period in which the terms of this Section 9 are in effect, Employee shall promptly disclose to each such new employer the terms of this Section 9. Employee further agrees and authorizes the Company to notify others, including customers of the Company and any such future employers of Employee, of the terms of this Section 9 and of Employee's obligations hereunder.

               (e) The provisions of this Section 9 shall survive any termination of this Agreement or of Employee's employment with the Company.

        10. Termination of Employment. In the event that Employee is terminated as an employee of the Company for any reason other than as a result of Employee's disability (which shall be subject to Section 11 below), then the Option granted hereunder shall terminate and shall no longer be exercisable, unless the Committee in its sole and absolute discretion, and without any obligation to do so, determines to extend the date to exercise any Option or portion thereof to a date that is within three (3) months after the date of termination, but only to the extent that Employee was entitled to exercise the Option at the date of termination, and provided that in no event shall the Option, or any part thereof, be exercisable after the Expiration Date.


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        11. Death or Disability of Employee. In the event of the termination of
Employee's employment with Company as a result of the death or disability (as defined in the Plan) of Employee within a period during which the Option, or any part thereof, could have been exercised by Employee (the "Option Period"), the Option shall lapse unless it is exercised within the Option Period or within twelve (12) months after the date of such termination by reason of Employee's disability by Employee or any person authorized to act on Employee's behalf, or within twelve (12) months after the date of Employee's death by Employee's legal representative or representatives or by the person or persons entitled to do so under Employee's last will and testament or if Employee fails to make a testamentary disposition of such Option or shall die intestate, by the person or persons entitled to receive such Option under the applicable laws of descent and distribution. An Option may be exercised following the death or disability of the Employee only if the Option was exercisable by the Employee immediately prior to his or her death or disability. In no event shall the Option, or any part thereof, be exercisable after the Expiration Date. The Board or the Committee shall have the right to require evidence satisfactory to it of the rights of any person or persons seeking to exercise the Option under this
Section 11 to exercise the Option, and whether or not the Employee has suffered a disability within the meaning of this Section 11 shall be determined by the Board or the Committee.


        12. Nontransferability. The Option granted by this option agreement shall be exercisable only during the term of the Option provided in Section 4 hereof and, except as provided in Sections 10 and 11 above, only by Employee during his lifetime and while an Employee of the Company. The Option granted by this option agreement shall be subject to the restrictions on transfer as set forth in Section 17 of the Plan and Section 14 hereof.

        13. Delivery of Shares. No shares of Stock shall be delivered upon exercise of the Option until (i) the purchase price shall have been paid in full in the manner herein provided; (ii) applicable taxes required to be withheld have been paid or withheld in full; (iii) approval of any governmental authority required in connection with the Option, or the issuance of shares thereunder, has been received by the Company; and (iv) if required by the Board or the Committee, Employee has delivered to the Board or the Committee an Investment Letter in form and content satisfactory to the Company as provided in Section 14 hereof.

        14. Securities Act. The Company shall have the right, but not the obligation, to cause the shares of Stock issuable upon exercise of the Option to be registered under the appropriate rules and regulations of the Securities and Exchange Commission. The Company shall not be required to deliver any shares of Stock pursuant to the exercise of all or any part of the Option if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations. The Board or the Committee may require that Employee, prior to the issuance of any such shares pursuant to exercise of the Option, sign and deliver to the Company a written statement ("Investment Letter") stating (i) that Employee is purchasing the shares for investment and not with a view to the sale or distribution thereof; (ii) that Employee will not sell any shares received upon exercise of the Option or any other shares of the Company that Employee may then own or thereafter acquire except either (a) through a broker on a national securities exchange or (b) with the prior written


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approval of the Company; and (iii) containing such other terms and conditions as counsel for the Company may reasonably require to assure compliance with the Securities Act of 1933 or other applicable federal or state securities laws and regulations. Such Investment Letter shall be in form and content acceptable to the Board or the Committee in its sole discretion. If shares of Stock or other securities issuable pursuant to the exercise of the Option have not been registered under the Securities Act of 1933 or other applicable federal or state securities laws or regulations, such shares shall bear a legend restricting the transferability thereof, such legend to be substantially in the following form:

               "The shares represented by this certificate have not been registered or qualified under federal or state securities laws. The shares may not be offered for sale, sold, pledged or otherwise disposed of unless so registered or qualified, unless an exemption exists or unless such disposition is not subject to the federal or state securities laws, and the availability of any exemption or the inapplicability of such securities laws must be established by an opinion of counsel, which opinion and counsel shall both be reasonably satisfactory to the Company."

        15. Federal and State Taxes. Upon exercise of the Option, or any part thereof, the Employee may incur certain liabilities for federal, state or local taxes and the Company may be required by law to withhold such taxes for payment to taxing authorities. Upon determination by the Company of the amount of taxes required to be withheld, if any, with respect to the shares to be issued pursuant to the exercise of the Option, Employee shall pay all Federal state and local tax withholding requirements, including by having the Company withhold Stock having a Fair Market Value on the date that tax is to be determined equal to the tax otherwise required to be withheld.

        16. Definitions; Copy of Plan. To the extent not specifically provided herein, all capitalized terms used in this option agreement shall have the same meanings given to them in the Plan. By the execution of this Agreement, Employee acknowledges receipt of a copy of the Plan.

        17. Administration. This option agreement shall at all times be subject to the terms and conditions of the Plan and the Plan shall in all respects be administered by the Board or by the Committee in accordance with the terms of and as provided in the Plan. The Board or the Committee, as appropriate, shall have sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the majority of the Board or the Committee with respect thereto and to this option agreement shall be final and binding upon Employee and the Company. In the event of any conflict between the terms and conditions of this option agreement and the Plan, the provisions of the Plan shall control.

        18. Obligation to Exercise. Employee shall have no obligation to exercise any option granted by this Agreement.


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        19. Notice of Sale. In the event Employee disposes of any shares of
Stock acquired upon exercise of an Option by sale or exchange either (a) within two (2) years after the Date of Grant of the Option or (b) within one (1) year after the acquisition of such shares of Stock, Employee shall notify the Company of such disposition and of the amount realized upon such disposition.

        20. Governing Law. This option agreement shall be interpreted and administered under the laws of the State of Arizona without regard to conflict of law principles.

        21. Amendments. This option agreement may be amended only by a written agreement executed by the Company and Employee. The Company and Employee acknowledge that changes in federal tax laws enacted subsequent to the Date of Grant, and applicable to stock options, may provide for tax benefits to the Company or Employee. In any such event, the Company and Employee agree that this option agreement may be amended as necessary to secure for the Company and Employee any benefits that may result from such legislation. Any such amendment shall be made only upon the mutual consent of the parties, which consent (of either party) may be withheld for any reason.

        IN WITNESS WHEREOF, the Company has caused this option agreement to be duly executed and Employee has hereunto set his or her hand as of the date first written above.


                                    SCHUFF STEEL COMPANY


                                    By_______________________________
                                      Its____________________________



                                    _________________________________
                                    Employee


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